EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Valley National Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, no par value	Other	84,862,883 (2)	$13.15 (3)	$1,115,946,911.45 (3)	0.0000927	$103,448.28

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$1,115,946,911.45 (3)		$103,448.28

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$103,448.28

(1)

The number of shares of common stock, no par value (the “Common Stock”) of Valley National Bancorp (the “Registrant”) to be registered pursuant to this Registration Statement represents shares owned by certain selling stockholders. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

All 84,862,883 shares of Common Stock are to be offered by the selling stockholders, which shares were issued to the selling stockholders in connection with the completion of the Registrant’s acquisition of Bank Leumi Le-Israel Corporation pursuant to that certain Agreement and Plan of Merger, dated as of September 22, 2021, by and among the Registrant, Bank Leumi Le-Israel Corporation and Volcano Merger Sub Corporation.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) promulgated thereunder. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the NASDAQ Stock Market on March 31, 2022, a date within five business days prior to the filing of this Registration Statement.